Exhibit 99.1

Universal Acquires Michael’s Cartage, Its Fifth Acquisition since February 1, 2018

Warren, MI – April 22, 2019 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, announced today its acquisition of Chicagoland-based Michael’s Cartage, Inc. (“Michael’s”).  Headquartered in Bridgeview, Illinois, Michael’s has been providing full-service intermodal drayage services to customers in the Midwest for over 20 years. Offering a unique blend of company-owned and owner-operator provided capacity, Michael’s optimizes its fleet of over 130 tractors to provide intermodal drayage services primarily within a 300-mile radius of the Chicagoland area.  For the year-ended December 31, 2018, Michael’s reported total operating revenues of $31.1 million.  Universal expects Michael’s to operate as a subsidiary of Universal Intermodal, Inc., and the transaction should be immediately accretive.

“As we continue to execute our M&A strategy in 2019, I am excited to announce Michael’s Cartage as the newest addition to the Universal family,” stated Jeff Rogers, Universal’s Chief Executive Officer.   “Michael’s brings with it a very strong management team, and the acquisition solidly positions Universal as a leading intermodal drayage provider to the Chicagoland market.  As Universal’s looks to continue the execution of its M&A strategy, we remain focused on finding premier service providers like Michael’s, and we are actively seeking opportunities in other key transportation markets including Dallas, Texas; Atlanta, Georgia; and Kearny, New Jersey. I’m excited to welcome aboard the Michael’s team, and look forward to our continued success in 2019 and beyond.”

Dykema served as Universal’s legal advisors on the transaction. Republic Partners served as exclusive financial advisor to Michael’s Cartage.

About Universal

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, dedicated, intermodal, and value-added services.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the accretive impact of the transaction and our exploration of additional acquisition opportunities. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, which identify prospective information. In some cases, forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. However, the absence of these words does not mean that the statements are not forward looking.  Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s most recent periodic filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.